Exhibit 99.1




                   CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY




                          INDEPENDENT AUDITORS' REPORT AND

                         CONSOLIDATED FINANCIAL STATEMENTS

                              YEAR ENDED APRIL 30, 1999

                       CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                          INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          Page


INDEPENDENT AUDITORS' REPORT                                                2

CONSOLIDATED FINANCIAL STATEMENTS:
     Consolidated Balance Sheet, April 30, 1999 (Exhibit A)                 3

     Consolidated Statement of Operations, Year Ended
       April 30, 1999 (Exhibit B)                                           4

     Consolidated Statement of Retained Earnings
       (Accumulated Deficit), Year Ended April 30, 1999
       (Exhibit C)                                                          5

     Consolidated Statement of Cash Flows, Year Ended
       April 30, 1999 (Exhibit D)                                       6 - 7

     Notes to the Consolidated Financial Statements                     8 - 14

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Shareholder
California Design Studio, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY as of April 30, 1999 and the related consolidated statements of operations, retained earnings (accumulated deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of California Design Studio, Inc. and Subsidiary as of April 30, 1999 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As further described in Note 7, the April 30, 1998 consolidated retained earnings (accumulated deficit) balance has been restated to reflect the correction of errors in previously reported items.

/s/ Altschuler, Melvoin & Glasser LLP
Los Angeles, California
July 21, 1999

                                                                    Exhibit A

                        CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                                  Consolidated Balance Sheet
                                        April 30, 1999

               Assets

Current Assets (Note 3):
     Cash and cash equivalents (Note 1)                           $     79,879
     Accounts receivable, trade (net of allowance
        for doubtful accounts of $199,378)                           1,174,064
     Inventories (Note 1)                                            1,665,414
     Deferred tax asset (Note 5)                                        86,000
     Prepaid expenses and other current assets
        (Note 4)                                                       171,366
                                                                   ------------
                                                                     3,176,723
                                                                   ------------
Property and Equipment (net of accumulated
   depreciation and amortization--Note 2)                              757,140
                                                                   ------------
Other Assets:
     Advances to shareholder (Note 8)                                  157,403
     Deposits and other assets                                         287,212
                                                                   ------------
                                                                       444,615
                                                                   ------------
                                                                   $ 4,378,478
                                                                   ============

               Liabilities and Stockholder's Equity (Deficit)

Current Liabilities:
     Accounts payable, trade
                                                                   $ 4,612,264
     Loan payable, bank (Note 3)                                       297,880
     Capitalized lease obligations, current
        portion (Note 6)                                                50,948
     Accrued expenses and other current liabilities
        (Note 6)                                                       448,764
                                                                   ------------
                                                                     5,409,856
Long-term Liabilities:
     Capitalized lease obligations, net of current portion
        (Note 6)                                                        84,062
                                                                   ------------
                                                                     5,493,918
Commitments and Contingencies (Note 6)

Stockholder's Equity (Deficit):
     Common stock (1,000 no par value shares
        authorized, issued and outstanding)                            560,000
     Accumulated deficit (Note 7)                                   (1,675,440)
                                                                   ------------
                                                                    (1,115,440)
                                                                   ------------
                                                                   $ 4,378,478
                                                                   ============

        The accompanying notes are an integral part of this statement.

                                                                     Exhibit B


                        CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                             Consolidated Statement of Operations
                                  Year Ended April 30, 1999



Net Sales                                                       $    8,031,860

Cost of Sales                                                        3,678,971
                                                                   ------------
Gross Profit                                                         4,352,889
                                                                   ------------
Operating Expenses:
     Selling                                                         2,562,376
     General and administrative                                      3,157,676
                                                                   ------------
                                                                     5,720,052
                                                                   ------------
Loss from Operations                                                (1,367,163)
                                                                   ------------
Other Income (Expense):
     Sundry income                                                      31,263
     Interest expense                                               (   64,045)
                                                                   ------------
                                                                    (   32,782)
                                                                   ------------
Loss before Income Taxes                                            (1,399,945)

Provision for Income Taxes (Note 5)                                        800
                                                                   ------------
Net Loss                                                           $(1,400,745)
                                                                   ============


        The accompanying notes are an integral part of this statement.

                                                                  Exhibit C


                   CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

         Consolidated Statement of Retained Earnings (Accumulated Deficit)
                              Year Ended April 30, 1999


Retained Earnings, As Originally Reported, May 1, 1998            $    645,416

Prior Period Adjustment (Note 7)                                   (   920,111)
                                                                  -------------
Accumulated Deficit, As Restated, May 1, 1998                      (   274,695)

Net Loss                                                           ( 1,400,745)
                                                                  -------------
Accumulated Deficit, April 30, 1999                               $( 1,675,440)
                                                                  =============



          The accompanying notes are an integral part of this statement.

                                                                    Exhibit D


                        CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                             Consolidated Statement of Cash Flows
                                  Year Ended April 30, 1999


Cash Flows from Operating Activities:
     Net loss                                                     $( 1,400,745)
                                                                  -------------
     Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation and amortization                               219,411
           Increase in provision for bad debts                         120,608
           Increase in inventory valuation reserve                     174,073
           Loss on disposition of property and
             equipment                                                   6,630
           Changes in assets--(increase) decrease:
                Accounts receivable, trade                           1,233,823
                Inventories                                            586,472
                Prepaid expenses and other current assets          (    40,530)
                Deposits and other assets                          (   112,922)
           Changes in liabilities--increase (decrease):
                Accounts payable, trade                            (   635,648)
                Income taxes payable                               (    28,424)
                Accrued expenses and other liabilities                  77,702
                                                                  -------------
     Net cash provided by operating activities                         200,450
                                                                  -------------
Cash Flows from Investing Activities:
     Acquisition of property and equipment                         (    67,553)
     Reduction of advances to shareholder                               95,845
     Payment of deferred sale-related professional fees            (    12,323)
                                                                  -------------
     Net cash provided by investing activities                          15,969

Cash Flows from Financing Activities:
     Net reduction in loan payable, bank                           (    79,641)
     Principal payments of capital lease obligations               (    70,957)
                                                                  -------------
     Net cash used in financing activities                         (   150,598)
                                                                  -------------
Net Increase in Cash and Cash Equivalents                               65,821

Cash and Cash Equivalents, Beginning of Year                            14,058
                                                                  -------------
Cash and Cash Equivalents, End of Year                            $     79,879
                                                                  =============

                  CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                       Consolidated Statement of Cash Flows
                            Year Ended April 30, 1999


     Supplemental Disclosures of Cash Flow
        Information:
         Cash paid during the year for:
             Interest                                             $     64,045
                                                                  =============
             Income taxes                                         $     29,775
                                                                  =============

     Supplemental Schedule of Noncash Operating and Financing
     Activities:
         Incurrence of deferred sale-related professional fees
            on account                                            $     26,564
                                                                  =============


        The accompanying notes are an integral part of this statement.

                        CALIFORNIA DESIGN STUDIO, INC. AND SUBSIDIARY

                        Notes to the Consolidated Financial Statements
                                        April 30, 1999


NOTE 1--NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

California Design Studio, Inc. and Subsidiary (the "Company") designs, markets and distributes prescription eyeglass frames throughout the United States and internationally. Operations are conducted from leased premises in Westlake Village, California, and locations in Canada and Belgium.

A summary of significant accounting policies is as follows:

     PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements present the accounts of the Company, including its division in Belgium, and Dakota Smith Canada, Ltd. (a Canadian corporation), its wholly-owned subsidiary. Four other wholly-owned subsidiaries are presently inactive. Material intercompany transactions and balances have been eliminated in consolidation.

     USE OF ESTIMATES--In preparing consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of, and disclosures concerning, assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of, and disclosures concerning, revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include reserves for inventory valuation, potentially uncollectible accounts receivable, claims pending with former personnel and the future realization of deferred tax benefits.

     INVENTORIES--Inventories (consisting primarily of eyeglass frames) are valued at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market. Substantially all product is purchased from one vendor.

     The Company has established valuation reserves for obsolescence and lower of cost or market totaling $470,379 at April 30, 1999.

     REVENUE RECOGNITION--Revenue is recognized when merchandise is shipped. A reserve for future product returns is established based on the estimated percentage of frames which will be deemed obsolete upon return and sold for an amount below cost.

     Sales for the year ended April 30, 1999 originated 82% from the U.S., 6% from Canada and 12% from Belgium. Accounts receivable balances at April 30, 1999 approximate the same proportions.

     DEPRECIATION AND AMORTIZATION--Depreciation of property and equipment is computed using the straight-line method over the estimated useful economic lives of the assets. Depreciation for tax reporting purposes is computed using statutory methods over the cost recovery periods prescribed in the Internal Revenue Code. Amortization of trademarks is provided over a 20-year period on a straight-line basis.

     INCOME TAXES--Deferred income taxes are provided for temporary differences between the basis of the Company's assets and liabilities for financial reporting and for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     ADVERTISING EXPENSE--Advertising expense of approximately $139,000 was charged to expense as incurred for the year ended April 30, 1999.

     CASH EQUIVALENTS--The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

     TRANSLATION OF FOREIGN CURRENCY--The U.S. dollar is the functional currency for the Company's foreign operations and, as such, financial data recorded in local currencies have been remeasured into U.S. dollars at the current rate for monetary assets and liabilities and at the historical foreign currency exchange rates for nonmonetary assets and liabilities. Income and expense items are remeasured at average exchange rates during the year. Any resulting gain or loss is reported in earnings.

NOTE 2--PROPERTY AND EQUIPMENT

Property and equipment (stated at cost) at April 30, 1999 consisted of the following:

                                                 Periods of
                                               Depreciation and
                                                 Amortization          Amount
                                                 ------------          ------

     Office furniture and fixtures                 5 years           $ 104,692
     Office equipment and software                 3-5 years           216,848
     Machinery and equipment                        5 years             70,132
     Trade show equipment                           5 years            255,486
     Leasehold improvements                      Term of lease         423,132
     Machinery and equipment held under capital
        lease obligations                           5 years            239,421
                                                                    -----------
                                                                     1,309,711
     Less accumulated depreciation (including
        accumulated amortization on capitalized
        leases of $80,177)                                             552,571
                                                                    -----------
     Net book value                                                 $  757,140
                                                                    ===========


Depreciation and amortization charged to operations for the year ended April 30, 1999 amounted to $219,411 (including amortization of machinery and equipment held under capital lease obligations of $41,984).

NOTE 3--LOAN PAYABLE, BANK

At April 30, 1999, the Company had available, pursuant to a Loan and Security Agreement (the "Credit Agreement") with its commercial bank (the "Bank"), the use of a line of credit. Interest under the Credit Agreement is based on the prime rate plus .75%. At April 30, 1999, the Company had outstanding borrowings under the Credit Agreement of $297,880, secured by substantially all the current assets of the Company and guaranteed by the sole shareholder.

The Credit Agreement contains various covenants including requirements for the maintenance of minimum tangible net worth (as defined) and certain financial ratios. The Company was not in compliance with certain covenants at April 30, 1999. In connection with the sale of substantially all of the Company's assets, as described in Note 4, the entire outstanding balance of the line of credit was repaid and the Credit Agreement with the Bank was terminated.

NOTE 4--SUBSEQUENT EVENTS:  DISPOSITION OF ASSETS

On June 23, 1999, the Company sold substantially all of its assets to Signature Eyewear, Inc. ("SEI") pursuant to an asset sale agreement, dated June 11, 1999, which was entered into with SEI and the sole shareholder. The total consideration for the assets was approximately $7,680,000, which consisted of:

     $800,000 in cash;

     pay-off of the loan payable to the Bank in the approximate amount of $600,000;

     a promissory note in the principal amount of $1,250,000; and

     the assumption by SEI of approximately $5,030,000 of the Company's liabilities.

The promissory note provides for monthly payments of $17,042, with the entire unpaid principal balance and then-unpaid interest due on June 23, 2002.

In connection with the sale, the sole shareholder entered into a covenant not to compete with SEI for two years and a consulting agreement with SEI for three years. The Company incurred $38,887 of deferred costs, consisting primarily of professional fees, which are included in prepaid expenses and other current assets at April 30, 1999. In addition, all accrued vacation and sick leave, approximating $41,000 at April 30, 1999, was paid in full at June 23, 1999.

NOTE 5--INCOME TAXES

At April 30, 1999, the Company's net deferred tax asset consisted of the following:

         Allowance for doubtful accounts                    $   68,000
         Inventory valuation reserves                          160,000
         Net operating loss carryforward                       339,000
         Accrual for estimated employment-related
            claims                                              39,000
         Less valuation allowance                            ( 520,000)
                                                            -----------
                                                            $   86,000
                                                            ===========

The Company has paid federal and state income taxes totaling approximately $103,000 in the prior three years, of which it is estimated approximately $86,000 is recoverable from the application of net operating loss carrybacks. The remaining carryforwards, totaling approximately $1,000,000 at April 30, 1999, will expire in the years 2012 through 2014.

A reconciliation of the provision for income taxes and the amount computed by applying the federal statutory rate to income before income tax expense is as follows:


         Computed income tax benefit at federal statutory
            rate                                              $( 476,000)

         Reduction of benefit resulting from:
             Foreign losses which produce no income tax
                benefits                                         135,800
             Valuation allowance reduction of deferred
                income tax benefits                              341,000
                                                               ----------
         Provision for income tax expense                      $     800
                                                               ==========


The valuation allowance is based on management's best estimate of the future realization of tax benefits.

The April 30, 1998 income tax returns had been filed prior to the Company's discovery of the changes described in Note 7. These and prior income tax returns have not been examined by the applicable tax authorities and are subject to such examination in the future.

NOTE 6--COMMITMENTS

Operating Leases--The Company maintains its offices and warehouse at leased facilities in Westlake Village, California, under an operating lease with the sole shareholder which expires on December 31, 2011. The lease agreement provides for minimum monthly base rental payments of $23,200 presently, including all operating, tax and insurance costs, with a CPI adjustment at January 1, 2002. The lease agreement provides for an annual operating expense adjustment based on the annual percentage increase in the operating, tax and insurance costs.

The Company guarantees repayment of the shareholder's mortgage on the leased premises. The mortgage note has an outstanding balance of approximately $2,300,000 at April 30, 1999. The note is payable in monthly installments of $17,645, including interest at 7.93% per annum through July 2013, when all the remaining principal and then-outstanding interest is due.

The Company has entered into an agreement to sublease a portion of the property to an unrelated party for $15,300 per month (increasing during the sublease) through February 2004.

The Company leases warehouse space in Agoura, California, under an operating lease that provides for monthly lease payments of $2,178 through August 1999 and office space in New York City for a sales office under an operating lease that provides for monthly lease payments of $1,600 and is currently on a month-to-month basis.

Future minimum lease payments, net of sublease income, as of April 30, 1999 are as follows:

                                                   Sublease
      April 30                  Gross Rent          Income          Net Rent

        2000                   $     287,110    $   173,700    $    113,410
        2001                         278,400        174,600         103,800
        2002                         278,400        196,200          82,200
        2003                         278,400        201,600          76,800
        2004                         278,400        171,000         107,400
        Thereafter                 2,134,400              0       2,134,400
                               -------------    -----------    ------------
                               $   3,535,110    $   917,100    $  2,618,010
                               =============    ===========    ============

Total rent expense for the year ended April 30, 1999, paid primarily to the shareholder, amounted to approximately $295,000.

CAPITAL LEASE OBLIGATIONS--The Company leases certain equipment under agreements classified as capital lease obligations which are included in property and equipment at the net present value of the future minimum payments. The capitalized cost and accumulated amortization at April 30, 1999 related to such equipment were as follows:

         Capitalized cost                                   $ 239,421
         Less accumulated amortization                         80,177
                                                            ---------
         Capitalized cost, net                              $ 159,244
                                                            =========

Future minimum payments under capital leases as of April 30, 1999 are as follows:

         April 30, 2000                                     $ 63,555
         April 30, 2001                                       53,777
         April 30, 2002                                       38,903
                                                            ---------
         Total future minimum lease payments                 156,235
         Less amount representing interest                    21,225
                                                            ---------
         Present value of net minimum capital lease
            payments                                         135,010
         Less current portion                                 50,948
                                                            ---------
         Long-term portion                                  $ 84,062
                                                            =========

LITIGATION--Accrued expenses include $115,000 for estimated employment-related claims pending with former personnel of the Belgium division. The exact amounts and timing for settlement of those claims cannot presently be determined.

License Agreements--The Company has a license agreement with Kobra International, Ltd. which grants the Company certain rights to use "Nicole Miller" trademarks in connection with the design, distribution, marketing and sale of Nicole Miller eyewear products. The territory covered under the agreement is world-wide and the agreement is valid for a term up to and including March 31, 2003. The agreement provides for the payment of certain minimum royalty payments based on net sales for each agreement year. Kobra International, Ltd. has the right to approve design specification of products bearing the licensed trademark.

On May 1, 1998, the Company entered into a license agreement with Bebe Stores, Inc. for the design, distribution, marketing and sale of eyewear products under the "Bebe" trademark. The agreement covers the United States of America, Argentina, Canada, Belgium, France, Germany, the United Kingdom and their territories and possessions. The Company may distribute and sell outside the territories noted above by obtaining prior written approval from Bebe Stores, Inc. The agreement is valid for a term up to and including February 28, 2002 and provides for the payment of certain minimum royalty payments based on net sales for each agreement year. Bebe Stores, Inc. has the right to approve design specification of products bearing the licensed trademark.

Annual future minimum royalty payments under the Company's license agreements are as follows:

               April 30                               Amount

                 2000                               $   300,000
                 2001                                   338,000
                 2002                                   368,000
                 2003                                   200,000
                                                    -----------
                                                    $ 1,206,000
                                                    ===========

Total royalty expense charged to operations for the year ended April 30, 1999 was approximately $165,500.

NOTE 7--RESTATEMENT OF APRIL 30, 1998 RETAINED EARNINGS (ACCUMULATED DEFICIT)

During the year ended April 30, 1999, the Company determined that various previously reported items contained errors. The April 30, 1998 consolidated balance sheet has been restated to account for these errors. The effect of these errors on the results of operations for the year ended April 30, 1998 has not been determined. The restatement resulted in a decrease of April 30, 1998 retained earnings (accumulated deficit) as follows:

     Retained earnings, as previously reported, April 30, 1998       $ 645,416

     Reduction of April 30, 1998 accounts
        receivable to reflect returns on hand for
        which credit memos had not yet been issued
        and to eliminate finance charges accrued
        but not expected to be collected                              ( 81,603)

     Reduction of April 30, 1998 inventory for
        recalculation of capitalized freight and
        duty and to establish reserves for
        obsolescence and lower of cost or market
        estimates                                                     (853,852)

     Record previously unrecorded deferred tax
        benefit                                                         83,015

     Other miscellaneous adjustments, net                             ( 67,671)
                                                                     ----------

     Retained earnings (accumulated deficit), as restated,
        April 30, 1998                                               $(274,695)
                                                                     ==========

NOTE 8--ADVANCES FROM SHAREHOLDER

The Company has made unsecured, noninterest-bearing advances to its sole shareholder. As of April 30, 1999, the balance outstanding amounted to $157,403. These advances have no scheduled repayment terms; repayments totaling approximately $96,000 were collected during the year ended April 30, 1999.